UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

OS THERAPIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42195	82-5118368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Pullman Crossing Road, Suite 103 Grasonville, Maryland	21638
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 297-7793

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	OSTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

OS Therapies Incorporated

September 2, 2025

Item 1.01. Entry into a Material Definitive Agreement.

Warrant Exercise Inducement

On September 2, 2025, OS Therapies Incorporated (the “Company”) closed on a second warrant exercise inducement and exchange offer (the “Offering”). The Offering was made to remaining holders (the “Remaining Holders”) of the existing warrants of the Company to purchase shares of the Company’s common stock, having a current exercise price of $1.12 per share, originally issued to the Remaining Holders on December 31, 2024 and/or January 14, 2025 (the “Existing Warrants”), during the period beginning on August 29, 2025 and ending at 9:00 p.m., Eastern time, on September 1, 2025 (the “Inducement Period”). The terms of the Offering were substantially similar to the warrant exercise inducement and exchange offer previously reported by the Company in its Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on each of June 24, 2025, June 27, 2025 and July 14, 2025.

During the Inducement Period, the Company entered into inducement offer letter agreements (the “Inducement Letters”) with the Remaining Holders of Existing Warrants, pursuant to which the Remaining Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 3,373,043 shares of the Company’s common stock in consideration of the Company’s agreement to issue new common stock purchase warrants (the “New Warrants”) to purchase up to an aggregate of 3,373,043 shares of the Company’s common stock (the “New Warrant Shares”) at an exercise price of $3.00 per share, subject to adjustment as provided therein. The New Warrants will be immediately exercisable from the date of issuance and have a term of exercise of five years from such date.

Notwithstanding the foregoing, if the exercise of any Existing Warrant by a Remaining Holder would have resulted in such Remaining Holder exceeding the beneficial ownership limitation contained in the Existing Warrants, the Remaining Holder agreed to pre-fund the exercise of its Existing Warrants for cash at $1.119 per share. Upon such pre-funding, the exercise price of the Remaining Holder’s Existing Warrants was reduced to $0.001 per share (the “Remaining Exercise Price”), and such Existing Warrants became exercisable for the Company’s common stock solely at the Remaining Exercise Price.

The Company engaged an SEC registered broker dealer and FINRA member (the “Solicitation Agent”) to act as its exclusive warrant solicitation agent in connection with the transactions contemplated by the Inducement Letters and agreed to pay the Solicitation Agent a cash fee equal to 1.5% of the total gross cash proceeds received from the exercise by the Remaining Holders of their Existing Warrants during the Inducement Period.

The gross proceeds to the Company from the Offering, before deducting transaction fees and other estimated Offering expenses, are approximately $3,777,808. The Company intends to use the net proceeds primarily to accelerate commercial preparations following OST-HER2 in the prevention or delay of recurrent, fully resected, pulmonary metastatic osteosarcoma in the United States, and for general corporate purposes.

The resale of the shares of the Company’s common stock underlying the Existing Warrants have been registered pursuant to existing registration statements on Form S-1 (File Nos. 333-284631 and 333-287569), declared effective by the SEC on each of February 13, 2025 and June 6, 2025.

The Company also agreed to file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then eligible to register securities on Form S-3) (the “Resale Registration Statement”) providing for the resale of the shares of common stock issued or issuable upon exercise of the New Warrants, within 30 calendar days of the closing, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within 60 calendar days (or within 90 calendar days in case of “full review” of the Resale Registration Statement by the SEC) following the initial filing of such Resale Registration Statement and to keep the Resale Registration Statement effective at all times until the earlier of (i) the time no holder of the New Warrants owns any New Warrants or New Warrant Shares and (ii) the Delegend Date (as defined in the Inducement Letters).

Terms of the New Warrants

The following summary of certain terms and provisions of the New Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the New Warrants, the form of which is filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on June 24, 2025 and is incorporated herein by reference.

Duration and Exercise Price

Each New Warrant has an exercise price of $3.00 per share. The New Warrants are immediately exercisable from the date of issuance and expire five years from such date. The exercise price and number of New Warrant Shares issuable upon exercise of the New Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations or similar events affecting the Company’s common stock and the exercise price. The exercise price of the New Warrants is also subject to adjustment upon the occurrence of subsequent sales of equity securities by the Company during such time any New Warrants are outstanding at an effective price per share less than the exercise price of the New Warrants then in effect (such lower price, the “Dilutive Issuance Price” and such issuances, collectively, “Dilutive Issuances”), subject to certain exceptions. In the event of a Dilutive Issuance, the exercise price of outstanding New Warrants will be reduced to the greater of (x) such lower Dilutive Issuance Price and (y) $1.00 per share.

Exercisability

The New Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of the Company’s common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s New Warrants up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until 61 days following notice to the Company.

Forced Exercise

The New Warrants provide that, at any time any New Warrants are outstanding, if the closing price of the Company’s common stock on the applicable trading market equals or exceeds 300% of the exercise price then in effect for any 20 consecutive trading days, the Company may, subject to the satisfaction of certain equity conditions, require the holder to exercise all or a portion of the New Warrants for cash.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of common stock determined according to a formula set forth in the New Warrants.

Rights as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of the holder’s ownership of shares of the Company’s common stock, such holder of New Warrants does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants will provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on shares of the Company’s common stock.

Fundamental Transactions

If at any time the New Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effect a Fundamental Transaction (as defined in the New Warrants), a holder of New Warrants will be entitled to receive, the number of shares of common stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by such holder of the number of shares of common stock for which the New Warrants are exercisable immediately prior to the Fundamental Transaction. As an alternative, and at the holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), the Company shall purchase the unexercised portion of the New Warrants from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the New Warrants) of the remaining unexercised portion of the New Warrants on the date of the consummation of such Fundamental Transaction.

Waivers and Amendments

The New Warrants may be modified or amended or the provisions of the New Warrants waived with the Company’s and the holder’s written consent.

The foregoing descriptions of the New Warrants and Inducement Letters do not purport to be complete are qualified in their entirety by reference to the full texts of the form of New Warrant, which is filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on June 24, 2025, and form of Inducement Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated herein by reference. The Inducement Letters contain customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The New Warrants and New Warrant Shares were offered and sold by the Company in reliance upon an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 8.01. Other Events.

On September 2, 2025, the Company issued a press release announcing the closing of the Offering, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Inducement Offer Letter.
99.1	Press Release issued by OS Therapies Incorporated on September 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OS THERAPIES INCORPORATED

Dated: September 2, 2025	By:	/s/ Paul A. Romness, MPH
		Name:	Paul A. Romness, MPH
		Title:	President and Chief Executive Officer

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